UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2007

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer
Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) and (e)

     In connection with the Board’s succession plan, on September 20, 2007, the Board of Directors of Cardinal Health, Inc. (the “Company”) elected R. Kerry Clark, current President and Chief Executive Officer of the Company, as the Chairman of the Board and Chief Executive Officer of the Company, effective November 8, 2007. Robert D. Walter will remain Executive Chairman of the Board until November 8, 2007. Thereafter, Mr. Walter will serve as a director and a full-time employee of the Company with the title Executive Director until June 30, 2008, after which he will retire as an employee of the Company but remain on the Board of Directors.

Amended Employment Agreement between the Company and R. Kerry Clark

     On September 21, 2007, the Company entered into an amended Employment Agreement with Mr. Clark providing for him to serve as the Company’s Chairman of the Board (effective November 8, 2007) and Chief Executive Officer until February 28, 2013 (the “Amended Clark Agreement”). The Amended Clark Agreement is filed with this report as Exhibit 10.01, and this description is qualified by reference to the agreement. The Board of Directors of the Company and the Human Resources and Compensation Committee of the Board believe it is important to seek a five-year commitment from Mr. Clark to provide continuity and stability in leadership for the organization and to provide the opportunity to identify potential successors for Mr. Clark. For retention and succession planning purposes, the Amended Clark Agreement is a five-year contract; however, the Board of Directors may terminate Mr. Clark’s employment without cause at any time with a cash severance payment to Mr. Clark in the amount of two times the sum of his annual base salary and target annual cash incentive, continued vesting of some unvested equity awards and pro rata payments of other cash awards, as described below.

     The Board believes that the Amended Clark Agreement also provides a significant incentive for Mr. Clark to remain with the Company through at least February 28, 2013. As described in more detail below, if Mr. Clark terminates employment after February 28, 2013, he will receive, among other things, continued vesting of some unvested equity awards with the ability to exercise vested options through the original term of the options as well as pro rata payments of other cash awards. These benefits are comparable to those that the Company provides to employees of the Company who retire after age 55 and at least 10 years of service with the Company. In addition, Mr. Clark will receive continued vesting of all of his unvested equity awards that were granted at least 6 months prior to termination, if he terminates employment either (i) after February 28, 2013 and prior to November 30, 2014 with the consent of the Board or (ii) after November 30, 2014. The Human Resources and Compensation Committee and the Board determined that the combination of these benefits provided an appropriate incentive to retain Mr. Clark while maintaining appropriate flexibility to the Board as it plans for Chairman and Chief Executive Officer succession.

     The Amended Clark Agreement provides for Mr. Clark to receive, among other things:

• An annual base salary of not less than $1,400,000.

• Target total direct compensation (annual base salary, target annual cash incentive award and target annual long-term incentive grants) in respect of each fiscal year with an expected value in the range of the 65th percentile of total direct compensation for individuals serving as both chairman and chief executive officer of companies in the Company’s comparator group.

     In August 2007, the Human Resources and Compensation Committee established Mr. Clark’s fiscal 2008 total direct compensation as follows: (i) annual base salary of $1,450,000; (ii) annual cash incentive target of $2,320,000; and (iii) long-term incentive grants with an aggregate expected value of $9,106,000. Given the target total direct compensation in the Amended Clark Agreement, on September 20, 2007, the Human Resources and Compensation Committee also approved additional fiscal 2008 long-term incentive grants for Mr. Clark with an aggregate expected value of $700,000.

     If (a) Mr. Clark terminates his employment for good reason (as defined in the Amended Clark Agreement), or (b) the Company terminates Mr. Clark’s employment other than for cause, death or disability, Mr. Clark will receive, among other things:

(i)	earned but unpaid salary and unpaid annual cash incentive from the prior fiscal year;

(ii)	cash severance in the amount of two times the sum of his annual base salary and target annual cash incentive (payable over 24 months);

(iii)	(A) immediate vesting of the initial stock option and restricted share units granted to him in April 2006, (B) if termination is prior to February 28, 2013, the continued vesting of a pro rata portion of unvested stock options and restricted share units granted to him more than six months prior to the date of the termination, (C) if termination is after February 28, 2013, the continued vesting of all unvested stock options and restricted share units granted to him more than six months prior to the date of the termination, and (D) the ability to exercise his vested stock options until the end of their terms; and

(iv)	payout of a pro rata portion of his target annual cash incentive for the current fiscal year and a pro rata portion of the performance cash awards that would have been paid to him under the Company’s long-term incentive cash program if he had been employed during the entire performance period.

     If Mr. Clark’s employment is terminated by death or disability, he will receive, among other things, the benefits listed under (i), (iii) and (iv) above. If the Company terminates Mr. Clark’s employment for cause, he will receive earned but unpaid salary and unpaid annual cash incentive from the prior fiscal year.

     If prior to February 28, 2013, Mr. Clark terminates his employment without good reason, he will receive earned but unpaid salary and unpaid annual cash incentive from the prior fiscal year. As referenced above, if Mr. Clark terminates his employment without good reason after February 28, 2013 and prior to November 30, 2014, he will receive (i) the continued vesting of a pro rata portion of unvested stock options and restricted share units granted to him more than six months prior to the date of the termination, with all vested options exercisable through the remaining term of the stock option; and (ii) payout of a pro rata portion of his target annual cash incentive for the current fiscal year and a pro rata portion of the performance cash awards that would have been paid to him under the Company’s long-term incentive cash program if he had been employed during the entire performance period. In addition, Mr. Clark will receive the continued vesting of all (rather than a pro rata portion of) unvested stock options and restricted share units granted to him more than six months prior to the date of the termination if he terminates his employment without good reason either (i) after February 28, 2013 and prior to November 30, 2014 with the consent of the Board of Directors of the Company or (ii) after November 30, 2014.

     The Company will reimburse Mr. Clark on an after-tax basis for all reasonable expenses incurred in connection with the negotiation of the Amended Clark Agreement.

Second Amendment to the Second Amended and Restated Employment Agreement between the Company and Robert D. Walter

     On September 21, 2007, the Company entered into the Second Amendment to the Second Amended and Restated Employment Agreement with Mr. Walter (the “Walter Amendment”). Pursuant to the Walter Amendment and the Board’s succession plan, Mr. Walter will serve as Executive Director until June 30, 2008, when he will retire as an employee but remain on the Board of Directors. A copy of the Walter Amendment is filed with this report as Exhibit 10.02, and this description is qualified by reference to the agreement.

     The Walter Amendment does not change Mr. Walter’s base salary, target annual incentive compensation or long-term incentive compensation, except to provide that his actual cash incentive for fiscal 2008 will be determined by the Human Resources and Compensation Committee. In addition, after his transition from Executive Chairman of the Board to Executive Director, Mr. Walter will no longer be eligible to use the Company aircraft for personal travel. Finally, the Walter Amendment makes a number of changes with respect to the timing of payments of deferred compensation primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Item 7.01 Regulation FD Disclosure

     The Company issued a press release on September 24, 2007, which is being furnished as Exhibit 99.01 to this report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	10.01	Amended Employment Agreement dated April 17, 2006 as amended on September 21, 2007, between Cardinal Health, Inc. and R. Kerry Clark.

	10.02	Second Amendment to Second Amended and Restated Employment Agreement, dated September 21, 2007, between Cardinal Health, Inc. and Robert D. Walter.

	99.01	Press release issued by Cardinal Health, Inc. on September 24, 2007, and furnished with this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: September 24, 2007	By:	/s/ Ivan K. Fong
Name: Ivan K. Fong
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

10.01	Amended Employment Agreement dated April 17, 2006 as amended on September 21, 2007, between Cardinal Health, Inc. and R. Kerry Clark.

10.02	Second Amendment to Second Amended and Restated Employment Agreement, dated September 21, 2007, between Cardinal Health, Inc. and Robert D. Walter.

99.01	Press release issued by Cardinal Health, Inc. on September 24, 2007, and furnished with this report.